UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) Not applicable.

(b) and (c) On July 31, 2007, the Board of Directors of Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) approved certain management changes regarding the Company. As a result of these changes, the Company’s Chief Executive Officer, Alan W. Dunton, M.D. will assume the role of the President of the Company in addition to his current role as the Chief Executive Officer. Graham P. Allaway, Ph.D. will retain his Chief Operating Officer title. Dr. Dunton’s and Dr. Allaway’s compensation arrangements have not been impacted as a result of these changes in title and management responsibilities.

(d) - (e) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: July 31, 2007	By:	/s/ Peyton J. Marshall
Peyton J. Marshall, Ph.D. Executive Vice President and Chief Financial Officer